Exhibit 99.1

Cellectar Announces a Co-Development and Commercialization Collaboration with

LegoChemBio for New Small Molecule Phospholipid Drug Conjugates (PDCs)

Development of Multiple Novel PDCs

FLORHAM PARK, N.J., July 12, 2021 -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a late-stage clinical biopharmaceutical company focused on the discovery and development of drugs for the treatment of cancer, today announced that it has entered into a development and commercialization collaboration with LegoChemBio, a clinical stage South Korea-based biotechnology company, for the development and commercialization of novel first-in-class phospholipid drug conjugates (PDCs).

Under the agreement, the two companies have the option to jointly develop three new small molecule PDCs utilizing Cellectar’s proprietary drug targeting platform, phospholipid ether (PLE) technology and LegoChemBio’s proprietary drug conjugate linker-toxin platform. The co-development option is exercisable at defined points with either party allowed to acquire full global commercialization rights. The parties have further agreed to focus development of the drug candidates on solid tumors with significant unmet medical need and potential for accelerated regulatory pathways . Details of the financial terms of the agreement have not been disclosed.

“This partnership reflects the shared commitment of LegoChemBio and Cellectar to rapidly provide novel targeted therapies to patients with difficult to treat cancers. LegoChemBio’s proprietary and validated ADC linker-toxin platform technology is well-suited to be combined with our validated PLE tumor targeting technology to generate new PDC’s” said James Caruso, president and CEO of Cellectar. “This collaboration has potential to further enrich our oncology pipeline and builds upon our strategy of developing our PDC platform across a multitude of targeted cancer treatment modalities, including radioisotopes small molecules as well as others.”

Dr. Yong-Zu Kim, CEO of LegoChemBio said, “This collaboration is of great significance for the expansion of the application of LegoChemBio’s ADC linker-toxin platform using an innovative drug delivery platform technology with a novel mechanism beyond antibodies. Through this cooperation with Cellectar and its’ validated competitive platform technology in the field of targeted therapies, we will drive our research capabilities to create novel PDC clinical candidates with full speed.”

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery and development of drugs for the treatment of cancer. The company is developing proprietary drugs independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop PDCs that specifically target cancer cells, delivering improved efficacy and better safety as a result of fewer off-target effects. The company’s PDC platform possesses the potential for the discovery and development of the next-generation of cancer-targeting treatments, and it plans to develop PDCs independently and through research and development collaborations.

The company’s product pipeline includes CLR 131, a small-molecule PDC designed to provide targeted delivery of iodine-131 (radioisotope), and proprietary preclinical PDC chemotherapeutic programs and multiple partnered PDC assets.

For more information, please visit www.cellectar.com and www.wmclinicaltrial.com or join the conversation by liking and following us on the company’s social media channels: Twitter, LinkedIn, and Facebook.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes including our expectations of the impact of the COVID-19 pandemic. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the disruptions at our sole source supplier of CLR 131, the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, patient enrollment and the completion of clinical studies, the FDA review process and other government regulation, our ability to maintain orphan drug designation in the United States for CLR 131, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2020. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

Investors:

Monique Kosse

Managing Director

LifeSci Advisors

212-915-3820

monique@lifesciadvisors.com